Exhibit 107
Calculation of Filing Fee Tables
Form S-3
(Form Type)
Euronet Worldwide, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.02 par value per share(1)	457(r)	(1)	(1)	(1)	(1)	(1)
	Equity	Preferred Stock, $0.02 par value per share(1)	457(r)	(1)	(1)	(1)	(1)	(1)
	Debt	Debt Securities(1)(2)	457(r)	(1)	(1)	(1)	(1)	(1)
	Other	Warrants(1)(3)	457(r)	(1)	(1)	(1)	(1)	(1)
	Other	Units(1)(4)	457(r)	(1)	(1)	(1)	(1)	(1)
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					N/A		N/A
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							N/A

(1) An unspecified indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be issued at unspecified indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the Registrant is deferring payment of all the registration fees and will pay such fees on a pay-as-you-go basis.

(2) The debt securities may include senior debt securities, subordinated debt securities and senior subordinated debt securities, may be secured or unsecured and may be guaranteed by one or more of the Registrant's subsidiaries.

(3) The warrants covered by this registration statement may be warrants for the purchase of debt securities, preferred stock or common stock.

(4) The units covered by this registration statement may be units comprised of two or more shares of common stock, shares of preferred stock, warrants, debt securities or any combination thereof.

Table 2: Fee Offset Claims and Sources

Not Applicable.

Table 3: Combined Prospectuses

Not Applicable.